UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 17, 2003


                           TALK AMERICA HOLDINGS, INC.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)


              DELAWARE                000-26728                23-2827736
              --------                ---------                ----------
          (State or Other            (Commission              (IRS Employer
   Jurisdiction of Incorporation)    File Number)          Identification No.)


                           TALK AMERICA HOLDINGS, INC.
                           12020 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 20191
          (Address of Principal Executive Offices, Including Zip Code)

                                 (703) 391-7500
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

ITEM  5.     OTHER  EVENTS

     On January 17, 2003, the Company's Board of Directors authorized a share buyback program of $10 million or 2,500,000 shares. The shares may be purchased, from time to time, in the open market and/or in private transactions. In connection therewith, on January 17, 2003, the Company agreed to purchase
1,315,789 of its common shares from AOL at a per share price of $3.80 (the average closing price for the five days ended January 15, 2003). The aggregate purchase price will be approximately $5.0 million.

     In addition, on January 17, 2003, by letter agreement, Talk America Holdings, Inc. (the "Company") and America Online, Inc. ("AOL") waived certain provisions of the Restructuring and Note Agreement ("Waiver"), dated September 19, 2001 (the "Restructuring Agreement"), between them, as that Restructuring Agreement was amended pursuant to a letter agreement dated December 23, 2002 ("Letter Agreement"). Pursuant to the Waiver, the Company is permitted, through September 30, 2003, to purchase shares of its common stock from shareholders other than AOL ("Stock Buy Back"), provided it purchases the shares at or below market value and it concurrently purchases an equal number of shares of the common stock from AOL. The aggregate amount that the Company may utilize with respect to both the repurchase of its outstanding subordinated debt and the Stock Buy Back cannot exceed $10 million. In the event that AOL does not hold any shares of Company common stock at the time of a Stock Buy Back, Talk is required to prepay $1.00 of principal amount of 8% Convertible Notes held by AOL under the Restructuring Agreement for each $1.00 applied to the Stock Buy Back.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

10.1 Letter Agreement, dated as of January 17, 2003, between Talk America Holdings, Inc. and America Online, Inc. (filed herewith).

99.1  Press Release dated January 13, 2003 (filed herewith).


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TALK  AMERICA  HOLDINGS,  INC.

Date:   January 20, 2003                     By:  /s/  Aloysius  T.  Lawn,  IV
        -----------------                         ----------------------------
                                             Name:  Aloysius  T.  Lawn,  IV
                                             Title: Executive Vice President -
                                             General  Counsel  and  Secretary



                                  EXHIBIT INDEX

Exhibit  Number          Description
---------------          -----------

10.1 Letter Agreement, dated as of January 17, 2003, between Talk America Holdings, Inc. and America Online, Inc. (filed herewith).

99.1  Press Release dated January 13, 2003 (filed herewith).